EXHIBIT 99.1

DISTRIBUTION REPORT
FOR
INDEXPLUS TRUST SERIES 2003-1

DISTRIBUTION DATE
JUNE 22, 2009
CUSIP NUMBER 45408V203

(i)	the amounts received by the Trustee as of the last such statement in respect of principal, interest and premium on the “Underlying Securities” (see following chart):

Interest:	$1,134,715.78
Principal:	0.00
Premium:	0.00

(ii)	the amounts of compensation received by the Trustee for the period relating to such Distribution Date:

Paid by the Trust:	$0.00
Paid by the Depositor:	$3,500.00

(iii)	the amount of distribution on such Distribution Date to Holders allocable to principal of and premium, if any, and interest on the Certificates and the amount of aggregate unpaid interest accrued as of such Distribution Date:

Interest:	$1,134,715.78
Principal:	$0.00

Unpaid Interest Accrued:	$0.00

(iv)	see the following chart for the aggregate stated principal amount of the Underlying Securities related to such Series, the current interest rate or rates thereon at the close of business on such Distribution Date and the current rating assigned to the Certificates.

(v)	the aggregate Certificate Principal Balance of such Series at the close of business on such Distribution Date.

($25 Stated Amount)
Initial Principal Balance:	$37,500,000
Reduction:	(0)

Principal Balance 6/22/09:	$37,500,000

Amounts Received Per Issuer:

Issuer	Interest Collected
The Boeing Company	$67,773.13
Citigroup Inc.	$65,006.88
Credit Suisse First Boston (USA), Inc.	$78,838.13
DaimlerChrysler AG	$94,052.50
Ford Motor Company	$82,434.25
General Electric Capital Corporation	$74,688.75
General Motors Acceptance Corporation	$88,520.00
The Goldman Sachs Group, Inc.	$67,773.13
Johnson & Johnson	$54,771.75
Federated Retail Holdings, Inc.	$76,348.50
Time Warner Companies, Inc.	$73,305.63
Valero Energy Corporation	$82,987.50
Verizon Communications Inc.	$85,753.75
Viacom Inc.	$60,857.50
Weyerhaeuser Company	$81,604.38

$1,134,715.78

Principal Amounts, Rates & Current Ratings:

Issuer		Rate	CUSIP	Moody’s	S&P
The Boeing Company	$2,213,000	6.125	097-023-AU9	A2	A+
Citigroup Inc.	$2,213,000	5.875	172-967-BU4	Baa1	A-
Credit Suisse First Boston (USA), Inc.	$2,213,000	7.125	225-41L-AE3	Aa1	A+
DaimlerChrysler AG	$2,213,000	8.500	233-835-AQ0	A3	BBB+
Ford Motor Company	$2,213,000	7.450	345-370-CA6	Ca	CCC-
General Electric Capital Corporation	$2,213,000	6.750	369-62G-XZ2	Aa2	AA+
General Motors Acceptance
Corporation	$2,213,000	8.000	370-425-RZ5	Ca	CCC
The Goldman Sachs Group, Inc.	$2,213,000	6.125	381-41G-CU6	A1	A
Johnson & Johnson	$2,213,000	4.950	478-160-AL8	Aaa	AAA
Federated Retail Holdings, Inc.	$2,213,000	6.900	577-778-BQ5	Ba2	BB
Time Warner Companies, Inc.	$2,213,000	6.625	887-315-BN8	Baa2	BBB
Valero Energy Corporation	$2,213,000	7.500	919-13Y-AE0	Baa2	BBB
Verizon Global Funding Corporation	$2,213,000	7.750	923-44G-AS5	A3	A
Viacom Inc.	$2,213,000	5.500	925-524-AV2	Baa3	BBB-
Weyerhaeuser Company	$2,213,000	7.375	962-166-BR4	Ba1	BBB-
United States Department of Treasury	$4,305,000	0.000	912-803-CH4

	$37,500,000